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                                    EXHIBIT 1

             NAME; BUSINESS ADDRESS; PRINCIPAL OCCUPATION; CITIZENSHIP

                           INTERAGUA'S BOARD OF DIRECTORS
                    SOCIEDAD GENERAL DE AGUAS DE BARCELONA, S.A.


Representative: Jose Luis Jov_ Vintr_; Paseo de San Juan, 39 08009 BARCELONA (Spain); Chairman of the Board; Spanish

Juan Ras Sirera; Diputacion, 353 08009 BARCELONA (Spain); Member; Spanish

Jose Vila Bassas; Paseo de San Juan, 39 08009 BARCELONA (Spain); Member; Spanish

Luis Maria Puiggari Lalanza; Diputacion; 353 08009 BARCELONA (Spain); Member; Spanish

Carlos Cabrera Junquera; Plaza Pablo Ruiz Picasso; s/n. Torre Picasso, planta 28 28020 MADRID (Spain); Member; Spanish

Gonzalo Martin; Picola Avd. de la Borbolla, n|5 41004 SEVILLA (Spain); Member; Spanish

Jose Luis Martin Lopez Otero; Plaza Pablo Ruiz Picasso, s/n. Torre Picasso, planta 28 28020 MADRID (Spain); Member; Spanish

Miguel Zorita Lees; Paseo de Recoletos, 10 u ala sur, 1|izda 28001 MADRID (Spain); Member; Spanish

Manuel Pons Prat; Paseo de San Juan, 39 08009 BARCELONA (Spain); Secretary; (not a Member of the Board) Spanish

Carlos Martinez Angulo; Principe de Vergara 110 28002 MADRID (Spain); Vice Secretary; (not a Member of the Board) Spanish

                                INTERAGUAS MANAGEMENT

Angel Simon Grimaldos; Diputacion, 353 08009 BARCELONA (Spain); General Manager; Spanish


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